Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Enlivex Therapeutics Ltd. of our report dated April 25, 2022 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Enlivex Therapeutics Ltd., filed with the Securities and Exchange Commission on April 29, 2022. We also consent to the reference to our firm under the wording “Experts” in such Registration Statement.

/s/ YAREL + PARTNERS

Yarel + Partners

Tel- Aviv, Israel

April 29, 2022